UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2014

VALOR GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-171277	45-5215796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Virginia Street 8th Floor Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 734-4361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 16, 2014, holders of approximately 54% of Valor Gold Corp.’s (the “Company”) voting capital voted in favor of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation for the purpose of changing the Company’s name to "Vaporin, Inc." from "Valor Gold Corp."; (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of one for twelve; (iii) an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the number of shares of common stock authorized from Two Hundred Million (200,000,000) to One Hundred Million (100,000,000); and (iv) the ratification of the amendment to the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock to increase the number of preferred shares so designated to ten million (10,000,000) shares from five million (5,000,000) shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR GOLD CORP.

Dated: January 22, 2014	By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer